                           TRANSFER AGENCY AGREEMENT

This  Agreement  made as of the 31st day of  December,  2001  between  Gold Bank
Funds,  a  Delaware  business  trust  (the  "Trust"),  on  behalf of each of its separate  series as set forth in Appendix A to this Agreement  (each of which is referred to herein as a "Fund" and  collectively  the "Funds") as that  Appendix may be amended  from time to time,  and Jones  &  Babson,  Inc.,  a Missouri corporation (the "Transfer Agent").

                                   WITNESSETH

     That in  consideration  of the mutual promises  hereinafter set forth,  the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     1. "Approved  Institution"  shall mean an entity so named in a Certificate, as  hereinafter  defined.  From time to time,  the Trust may amend a  previously delivered  Certificate by delivering to the Transfer Agent a Certificate  naming an  additional  entity or deleting any entity  named in a  previously  delivered
Certificate.

     2. The "Board of Trustees" shall mean the Board of Trustees of the Trust.

     3. "Certificate" shall mean any notice,  instruction or other instrument in writing,  authorized  or required by this  Agreement to be given to the Transfer
Agent by the Trust which is signed by any Officer, as hereinafter  defined,  and actually received by the Transfer Agent.

     4. "Custodian" shall mean the financial  institution appointed as custodian under the terms and  conditions of the Custody  Agreement  between the financial institution and the Trust, or its successor(s).

     5.  "Fund  Business  Day"  shall  be  determined  as set  out  in a  Fund's prospectuses as shall be effective from time to time.

     6.  "Officer"  shall  mean  the  Trust's  President,  any  Vice  President,
Secretary,  Treasurer,  Controller,  any  Assistant  Controller,  any  Assistant
Treasurer and any Assistant  Secretary,  and any other person duly authorized by the Board of  Trustees  of the Trust to execute  any  Certificate,  instruction, notice or other  instrument  on behalf of the Trust,  and any person  reasonably believed by the Transfer Agent to be such a person.

     7. "Out-of-Pocket Expenses" means amounts reasonably necessary and actually incurred by Transfer Agent in the provision of Transfer Agent services  pursuant to this  Agreement  for the  following  purposes:  postage (and first class mail insurance in  connection  with mailing  Share  certificates),  envelopes,  check forms, continuous forms, forms for reports and statements,  stationery and other similar items,  telephone and telegraph charges incurred in answering  inquiries
from  dealers  or  shareholders,   microfilm  used  to  record  transactions  in
shareholder  accounts and computer  tapes used for permanent  storage of records and cost of insertion of materials in mailing  envelopes by outside  firms.  Any charges associated with special or exception processing shall also be considered
Out-of-Pocket Expenses.

         8. "Prospectus" shall mean the most recent prospectus actually received by the Transfer Agent from the Trust with respect to which the Trust has registered its Funds' shares under the Securities Act of 1933, as amended (the
"1933 Act") and which has become effective. "Prospectus" shall include the
Statement of Additional Information, which is incorporated by reference therein.

     9.  "Shares"  shall  mean  all or any part of each  series  or class of the shares of beneficial interest of the Trust listed in the Certificate as to which the Transfer Agent acts as transfer agent hereunder, as may be amended from time to time, which are authorized and/or issued by the Trust.

                                   ARTICLE II
                          APPOINTMENT OF TRANSFER AGENT

     1. Effective as of the date of this Agreement, the Trust hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Trust and as dividend disbursing agent during the period of this Agreement.

     2. The Transfer  Agent hereby  accepts  appointment  as transfer  agent and dividend  disbursing  agent and agrees to perform  duties thereof as hereinafter set forth.

     3. In connection with such appointment,  the Trust, upon the request of the
Transfer Agent, shall deliver the following documents to the Transfer Agent:

          (i) A copy of the Agreement and  Declaration of Trust of the Trust and
     all amendments thereto certified by the Secretary of the Trust;

          (ii) A copy of the By-laws of the Trust  certified by the Secretary of the Trust;

          (iii) A copy of a  resolution  of the Board of  Trustees of the Trust, certified by the Secretary of the Trust,  appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

          (iv) A Certificate  signed by the  Secretary of the Trust  specifying:
     the  number of  authorized  Shares,  the number of such  authorized  Shares
     issued,   the  number  of  such  authorized  Shares  issued  and  currently outstanding,  the names and  specimen  signatures  of the  Officers  of the
     Trust, and the name and address of the legal counsel for the Trust;

          (v) Specimen Share  certificate for each series or class of Shares, in the form  approved  by the Board of  Trustees of the Trust (and in a format compatible with the Transfer Agent's  system),  together with a Certificate signed by the Secretary of the Trust as to such approval;

          (vi) Copies of the Trust's registration statement, as amended to date, and the most recently filed Post-Effective  Amendment thereto, filed by the
     Trust with the Securities and Exchange  Commission  under the 1933 Act, and under the  Investment  Company  Act of 1940,  as amended  (the "1940  Act")
     together with any applications filed in connection therewith; and

          (vii) Opinion of counsel for the Trust with respect to the validity of the authorized and outstanding  Shares,  whether such Shares are fully paid and nonassessable and the status of such Shares under the 1933 Act, and any
     other   applicable   federal  law  or  regulation   (i.e.,  if  subject  to
     registration,  that  they have been  registered  and that the  registration statement  has  become  effective  or,  if  exempt,  the  specific  grounds therefor).

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

     Prior to the issuance of any additional  Shares pursuant to share dividends or share  splits,  etc.,  and  prior to any  reduction  in the  number of Shares outstanding,  if requested by the Transfer  Agent,  the Trust shall  deliver the following documents to the Transfer Agent:

          (a) A  certified  copy of the  resolution(s)  adopted  by the Board of
     Trustees of the Trust and/or the shareholders of the Trust authorizing such issuance of additional Shares or such reduction, as the case may be; and

          (b) An opinion of counsel for the Trust with  respect to the  validity of the Shares and the status of such  Shares  under the  Securities  Act of
     1933, as amended, and any other applicable federal law or regulation (i.e., if subject to  registration,  that they have been  registered  and that the registration  statement has become effective,  or, if exempt,  the specific grounds therefor).

                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

     1. In the  case of any  negative  share  split,  recapitalization  or other capital  adjustment  requiring a change in the form of Share  certificates,  the
Transfer Agent will issue Share certificates in the new form in exchange for, or upon  transfer  of,  outstanding  Share  certificates  in  the  old  form,  upon receiving:

          (a) A Certificate  authorizing the issuance of the Share  certificates in the new form;

          (b) A certified copy of any amendment to the Agreement and Declaration of Trust with respect to the change;

          (c) Specimen  Share  certificates  for each class of Shares in the new form  approved by the Board of Trustees  of the Trust,  with a  Certificate signed by the Secretary of the Trust as to such approval; and

          (d) An opinion of counsel for the Trust with  respect to the  validity of the Shares in the new form and the status of such Shares  under the 1933
     Act and any other applicable federal law or regulation (i.e., if subject to
     registration,   that  the  Shares  have  been   registered   and  that  the
     registration  statement has become  effective  or, if exempt,  the specific grounds  therefor).

     2. The  Trust at its  expense  shall  furnish  the  Transfer  Agent  with a sufficient supply of blank.  Share certificates in the new form and from time to time will  replenish  such supply upon the request of the Transfer  Agent.  Such blank Share  certificates  shall be compatible with the Transfer  Agent's system and shall be properly  signed by facsimile or otherwise by Officers of the Trust authorized by law or by the By-laws to sign Share certificates and, if required, shall  bear the  corporate  seal or  facsimile  thereof.  The  Trust  agrees  to indemnify  and  exonerate,  save and hold the Transfer  Agent  harmless from and against any and all claims or demands that may be asserted  against the Transfer
Agent with respect to the genuineness of any Share  certificate  supplied to the
Transfer Agent pursuant to this Article.

                                    ARTICLE V
                   ISSUANCE, REDEMPTION AND TRANSFER OF SHARES

     1. (a) The Transfer Agent  acknowledges that it has received a copy of each
Fund's Prospectus, which Prospectus describes how sales and redemption of Shares of the Fund shall be made,  and the  Transfer  Agent  agrees to accept  purchase orders and redemption  requests with respect to Shares on each Fund Business Day in  accordance  with such  Prospectus.  The Trust agrees to provide the Transfer
Agent with sufficient  advance notice to enable the Transfer Agent to effect any changes in the procedures  set forth in the  Prospectus  regarding such purchase and redemption procedure;  provided, however, that in no event will such advance notice be less than thirty (30) days.

     (b) The Transfer Agent shall also accept with respect to each Fund Business
Day,  at such times as are agreed upon from time to time by the  Transfer  Agent and the Fund, a computer tape or electronic data transmission  consistent in all respects with the Transfer Agent's record format,  as amended from time to time, which is believed by the  Transfer  Agent to be furnished by or on behalf of any
Approved  Institution.  The Transfer Agent shall not be liable for any losses or damages to the Trust or its  shareholders  in the event that a computer  tape or electronic  data  transmission  from an  Approved  Institution  is  unable to be processed for any reason beyond the control of the Transfer  Agent, or if any of the information on such tape or transmission is found to be incorrect.

     2. On each Fund Business Day, the Transfer  Agent shall,  as of the time at which the Trust  computes the net asset value of each Fund,  issue to and redeem from the accounts specified in a purchase order,  redemption request or computer tape or electronic data transmission,  which, in accordance with the Prospectus, is  effective on such Fund  Business  Day,  the  appropriate  number of full and fractional  Shares based on the net asset value per Share of such Fund specified in an advice  received on such Fund Business Day from the Fund.  Notwithstanding the foregoing,  if a redemption  specified in a computer tape or electronic data transmission  is for a dollar  value of Shares in excess of the dollar  value of uncertificated  Shares in the specified  account,  the Transfer  Agent shall not effect such  redemption  in whole or in part and shall within  twenty-four  (24)
hours orally  advise the Approved  Institution  that  supplied  such tape of the discrepancy.

     3. In  connection  with a  reinvestment  of a dividend or  distribution  of
Shares of a Fund,  the  Transfer  Agent shall as of each Fund  Business  Day, as specified in a Certificate or resolution  described in paragraph 1 of succeeding
Article VI,  issue  Shares of the Fund based on the net asset value per Share of such Fund  specified in an advice  received  from the Fund on such Fund Business
Day.

     4. On each Fund  Business  Day, the  Transfer  Agent shall supply the Trust with a statement  specifying  with  respect to the  immediately  preceding  Fund
Business Day: the total number of Shares each Fund (including fractional Shares)
issued and  outstanding at the opening of business on such day; the total number of Shares of each Fund sold on such day,  pursuant to the preceding  paragraph 2 of this  Article;  the  total  number  of  Shares  of each  Fund  redeemed  from shareholders  by the  Transfer  Agent on such day; the total number of Shares of each Fund,  if any,  sold on such day pursuant to the  preceding  paragraph 3 of this  Article,  and  the  total  number  of  Shares  of  each  Fund  issued  and outstanding.

     5. In  connection  with each purchase and each  redemption  of Shares,  the
Transfer  Agent  shall send such  statements  as are  prescribed  by the Federal
Securities laws applicable to transfer agents or as described in the Prospectus.
If the Prospectus  indicates that  certificates  for Shares are available and if specifically  requested in writing by any shareholder,  or if otherwise required hereunder, the Transfer Agent will countersign (if necessary), issue and mail to such shareholder at the address set forth in the records of the Transfer Agent a
Share certificate for any full Share requested.

     6. As of each Fund Business Day, the Transfer Agent shall furnish the Trust with an  advice  setting  forth the  number  and  dollar  amount of Shares to be redeemed  on such Fund  Business  Day in  accordance  with  paragraph  2 of this
Article.

     7. Upon receipt of a proper redemption request and moneys paid to it by the
Custodian in connection  with a redemption of Shares,  the Transfer  Agent shall cancel  the  redeemed  Shares and after  making  appropriate  deduction  for any withholding  of taxes  required of it by  applicable  law:  (a) in the case of a redemption  of  Shares  pursuant  to a  redemption  described  in the  preceding paragraph  l(a) of this  Article,  make payment in  accordance  with each Fund's redemption and payment procedures  described in each Fund's Prospectus;  and (b)
in the case of a redemption of Shares  pursuant to a computer tape or electronic data  transmission  described in the preceding  paragraph  l(b) of this Article, make payment by directing a federal  funds wire order to the account  previously designated  by the  Approved  Institution  specified  in said  computer  tape or electronic data transmission.

     8. The  Transfer  Agent shall not be required to issue any Shares  after it has  received  from an  Officer of the Trust or from an  appropriate  federal or state authority written  notification that the sale of Shares has been suspended or  discontinued,  and the  Transfer  Agent  shall be entitled to rely upon such written notification.

     9. Upon the issuance of any Shares in accordance with this  Agreement,  the
Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Trust in connection with such issuance of any Shares.

     10. The Transfer  Agent shall  accept a computer  tape or  electronic  data transmission consistent with the Transfer Agent's record format, as amended from time to time, which is reasonably believed by the Transfer Agent to be furnished by  or  on  behalf  of  any  Approved  Institution  and  is  represented  to  be instructions  with  respect to the  transfer  of Shares from one account of such
Approved  Institution  to another such  account,  and shall effect the transfers specified in said computer tape or electronic  data  transmission.  The Transfer
Agent shall not be liable for any losses to the Trust or its shareholders in the event that a computer  tape or  electronic  data  transmission  from an Approved
Institution  is unable to be processed  for any reason beyond the control of the
Transfer  Agent,  or if any of the  information on such tape or  transmission is found to be incorrect.

     11. (a) Except as otherwise  provided in subparagraph (b) of this paragraph and in paragraph 13 of this Article, Shares will be transferred or redeemed upon presentation  to the  Transfer  Agent  of  Share  certificates  or  instructions properly  endorsed for transfer or redemption,  accompanied by such documents as the  Transfer  Agent deems  necessary  to evidence  the  authority of the person making such transfer or  redemption,  and bearing  satisfactory  evidence of the payment  of  stock  transfer  taxes.  In the  case of  small  estates  where  no administration  is contemplated,  the Transfer Agent may, when furnished with an appropriate surety bond, and without further approval of the Trust,  transfer or redeem  Shares  registered  in the name of a decedent  where the current  market value of the Shares  being  transferred  does not exceed such amount as may from time to time be prescribed by various  states.  The Transfer  Agent reserves the right to refuse to  transfer or redeem  Shares  until it is  satisfied  that the endorsement on the stock  certificate or instructions is valid and genuine,  and for that purpose it will require,  unless otherwise  instructed by an authorized
Officer of the  Trust,  a  guarantee  of  signature  by an  "Eligible  Guarantor
Institution"  as that term is defined by SEC Rule  17Ad-15.  The Transfer  Agent also  reserves  the right to refuse to  transfer  or redeem  Shares  until it is satisfied that the requested transfer or redemption is legally  authorized,  and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions  that  the  Transfer  Agent,  in its  judgment,  deems  improper  or unauthorized,  or until it is  satisfied  that  there is no basis to any  claims adverse to such  transfer or  redemption.  The Transfer  Agent may, in effecting transfers and redemptions of Shares,  rely upon those  provisions of the Uniform
Act for the  Simplification  of  Fiduciary  Security  Transfers  or the  Uniform
Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Transfer Agent for any act done or omitted by it in good faith in reliance  upon such laws. In no event will the Trust  indemnify the Transfer  Agent for any act done by it as a result of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.  The  Transfer  Agent shall be  entitled  to accept,  and shall be fully protected  by the Trust in  accepting,  any request from any entity to carry out any  transaction  in Shares  received by the Transfer  Agent  through any of the various programs offered through the National  Securities  Clearing  Corporation
("NSCC")  (including,  but not limited to,  Networking and  FundServ).  Any such entity shall constitute an Approved Institution as defined herein.

     (b)  Notwithstanding the foregoing or any other provision contained in this
Agreement to the contrary,  the Transfer  Agent shall be fully  protected by the
Trust in not requiring any instruments,  documents, assurances,  endorsements or
guarantees,   including,   without  limitation,  any  signature  guarantees,  in
connection  with a redemption or transfer of Shares  whenever the Transfer Agent reasonably  believes  that  requiring  the same would be  inconsistent  with the transfer and redemption procedures as described in the Prospectus.

     12.  Notwithstanding  any  provision  contained  in this  Agreement  to the contrary,  the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 11 of this Article or any redemption of any Shares  pursuant to a computer tape or electronic  data transmission  described in this  Agreement,  any documents,  including,  without limitation, any documents of the kind described in subparagraph (a) of paragraph
11 of this  Article,  to evidence  the  authority of the person  requesting  the transfer or redemption and/or the payment of any stock transfer taxes, and shall be fully  protected in acting in accordance  with the  applicable  provisions of this Article.

     13. (a) As used in this  Agreement,  the terms "computer tape or electronic data  transmission"  and  "computer  tape  believed by the Transfer  Agent to be furnished by an Approved  Institution," shall include any tapes generated by the
Transfer  Agent to reflect  information  believed by the Transfer  Agent to have been input by an Approved  Institution,  via a remote  terminal or other similar link, into a data processing,  storage or collection  system,  or similar system
(the  "System"),  located on the  Transfer  Agent's  premises.  For  purposes of
paragraph  1  of  this  Article,   such  a  computer  tape  or  electronic  data
transmission  shall be deemed to have been furnished at such times as are agreed upon from time to time by the Transfer  Agent and Trust only if the  information reflected  thereon was input to the System at such times as are agreed upon from time to time by the Transfer Agent and the Trust.

     (b) Nothing  contained in this Agreement shall  constitute any agreement or representation  by the  Transfer  Agent to permit,  or to agree to  permit,  any
Approved Institution to input information into a System.

     (c) The  Transfer  Agent  reserves  the right to approve,  in advance,  any
Approved  Institution;  such  approval  not  to be  unreasonably  withheld.  The
Transfer  Agent also reserves the right to terminate any and all automated  data communications, at its discretion, upon a reasonable attempt to notify the Trust when in the opinion of the Transfer Agent  continuation  of such  communications would  jeopardize  the accuracy  and/or  integrity of the Fund's  records on the
System.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

     1. The Trust shall furnish to the Transfer  Agent a copy of a resolution of its Board of Trustees,  certified by the Secretary or any  Assistant  Secretary, either:  (i)  setting  forth  the  date  of the  declaration  of a  dividend  or distribution,  or the date of accrual or payment,  as the case may be,  thereof;
the record date as of which shareholders entitled to payment, or accrual, as the case may be,  shall be  determined;  the  amount per Share of such  dividend  or distribution;  the  payment  date on which all  previously  accrued  and  unpaid dividends are to be paid; and the total amount,  if any, payable to the Transfer
Agent on such payment date; or (ii) authorizing the declaration of dividends and distributions  on a daily or other periodic basis and  authorizing  the Transfer
Agent to rely on a  Certificate  setting  forth  the  information  described  in subsection (i) of this paragraph.

     2. Upon the mail date specified in such  Certificate or resolution,  as the case may be, the Trust shall,  in the case of a cash  dividend or  distribution, cause the  Custodian to deposit in an account in the name of the Transfer  Agent on behalf of the Trust an amount of cash,  if any,  sufficient  for the Transfer
Agent to make the payment, as of the mail date, specified in such Certificate or resolution,  as the case may be, to the  shareholders  who were of record on the record  date.  The  Transfer  Agent will,  upon  receipt of any such cash,  make payment of such cash dividends or distributions to the shareholders of record as of the  record  date  by:  (i)  mailing  a  check,  payable  to  the  registered shareholder,  to the  address of record or  dividend  mailing  address;  or (ii)
wiring  such  amounts  to the  accounts  previously  designated  by an  Approved
Institution,  as the case may be. The Transfer Agent shall not be liable for any improper payments made in good faith and without negligence,  in accordance with a  Certificate  or  resolution  described  in the  preceding  paragraph.  If the
Transfer  Agent shall not receive  from the  Custodian  sufficient  cash to make payments of any cash dividend or distribution  to all  shareholders of the Trust as of the record  date,  the  Transfer  Agent shall,  upon  notifying  the Fund, withhold  payment  to all  shareholders  of record as of the  record  date until sufficient cash is provided to the Transfer Agent.

     3. It is understood  that the Transfer Agent shall in no way be responsible for  the  determination  of the  rate  or  form of  dividends  or  capital  gain distributions  due to the  shareholders.  It is expressly  agreed and understood that the Transfer  Agent is not liable for any loss as a result of  processing a distribution based on information provided in the Certificate that is incorrect.
The Trust  agrees to pay the Transfer  Agent for any and all costs,  both direct and  Out-of-Pocket  Expenses,  incurred in such  corrective work as necessary to remedy such error.

     4. It is  understood  that the Transfer  Agent shall file such  appropriate information  returns  concerning  the  payment  of  dividend  and  capital  gain distributions  with the  proper  federal,  state  and local  authorities  as are required by law to be filed by the Trust, but shall in no way be responsible for the collection or  withholding  of taxes due on such dividends or  distributions due to  shareholders,  except and only to the extent required by applicable law.
Anything in this  Agreement to the contrary  notwithstanding,  the Fund shall be solely responsible for the accurate,  complete and timely filing with the proper federal,  state and local authorities of all tax information with respect to any
Fund account maintained under Matrix Level 3 through any of the various programs offered  through  the  NSCC  (including,  but not  limited  to,  Networking  and
FundServ).

                                   ARTICLE VII
                              CONCERNING THE TRUST

     1. The Trust represents to the Transfer Agent that:

          (a) It is a business  trust duly organized and existing under the laws of the State of Delaware.

          (b) It is empowered  under  applicable  laws and by its  Agreement and
     Declaration of Trust and By-laws to enter into and perform this Agreement.

          (c) All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

          (d)  It is an  investment  company  registered  under  the  Investment
     Company Act of 1940, as amended.

          (e) A  registration  statement  under the 1933 Act with respect to the
     Shares is  effective.  The Trust shall  notify the  Transfer  Agent if such registration  statement  or any state  securities  registrations  have been terminated or a stop order has been entered with respect to the Shares.

     2. Each copy of the  Agreement  and  Declaration  of Trust of the Trust and
copies of all  amendments  thereto  shall be certified by the Secretary of State
(or  other  appropriate  official)  of the  state of  organization,  and if such
Agreement and Declaration of Trust and/or amendments are required by law also to be filed with a county or other officer or official  body, a certificate of such filing shall be filed with a certified  copy  submitted  to the Transfer  Agent.
Each copy of the By-laws  and copies of all  amendments  thereto,  and copies of resolutions  of the Board of  Trustees of the Trust  shall be  certified  by the
Secretary of the Trust under seal.

     3. The Trust shall promptly deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share certificates,  notifications or requests,  together  with a specimen  signature  of each new Officer.  In the event any Officer who shall have signed  manually or whose  facsimile  signature shall have been  affixed to blank  Share  certificates  shall die,  resign or be removed  prior to issuance of such Share  certificates,  the Transfer  Agent may
issue  such  Share  certificates  of  the  Trust   notwithstanding  such  death,
resignation  or removal,  and the Trust shall  promptly  deliver to the Transfer
Agent such approval, adoption or ratification as may be required by law.

     4. It shall be the  sole  responsibility  of the  Trust to  deliver  to the
Transfer Agent each Fund's currently  effective  Prospectus and, for purposes of this  Agreement,  the  Transfer  Agent shall not be deemed to have notice of any information  contained in each such Prospectus  until a reasonable time after it is actually received by the Transfer Agent.

                                  ARTICLE VIII
                          CONCERNING THE TRANSFER AGENT

     1. The Transfer Agent represents and warrants to the Trust that:

          (a) It is a corporation  duly organized and existing under the laws of the State of Missouri.

          (b) It is  empowered  under  applicable  law  and by its  charter  and
     By-laws to enter into and perform this Agreement.

          (c) All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

          (d) It is duly registered as a transfer agent under Section 17A of the
     Securities Exchange Act of 1934, as amended.

     2. The  Transfer  Agent  shall not be liable  and shall be  indemnified  in acting  upon any  computer  tape or  electronic  data  transmission,  writing or document reasonably believed by it to be genuine and to have been signed or made by an  Officer of the Trust or person  designated  by the Trust and shall not be held to have any notice of any change of authority  of any person until  receipt of  written  notice  thereof  from the Trust or such  person.  It shall  also be protected in processing Share certificates that bear the proper countersignature of the Transfer Agent and that it reasonably  believes to bear the proper manual or facsimile signature of the Officers of the Fund.

     3.  The  Transfer  Agent  upon  notice  to the  Trust  may  establish  such
additional   procedures,   rules  and  regulations  governing  the  transfer  or
registration of Share  certificates as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

     4. The Transfer  Agent shall keep such records as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate  government  authorities,  in particular Rules 31a-2 and 31a-3 under the 1940 Act. The Transfer Agent acknowledges that such records are the property of the Trust.  The Transfer  Agent may deliver to the Trust from time to time at its  discretion,  for safekeeping or disposition by the Trust in accordance with law, such records,  papers, documents accumulated in the execution of its duties as such Transfer  Agent,  as the Transfer Agent may deem  expedient,  other than those  which the  Transfer  Agent is itself  required  to  maintain  pursuant to applicable laws and regulations.  The Trust shall assume all  responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required.  Such records maintained by the Transfer Agent pursuant to this paragraph 4, which have not been  previously delivered to the Trust pursuant to the foregoing provisions of this paragraph 4, shall be  considered  to be the property of the Trust,  shall be made  available upon  request for  inspection  by the  Officers,  employees  and auditors of the
Trust, and records shall be delivered to the Trust upon request and in any event upon the date of  termination of this  Agreement,  as specified in Article IX of this  Agreement,  in the form and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Trust.

     5. The Transfer Agent shall not be liable for any loss or damage, including counsel  fees,  resulting  from its actions or  omissions  to act or  otherwise, except for any loss or damage arising out of its bad faith, willful misfeasance, gross negligence or reckless disregard of its duties under this Agreement.

     6. (a) The Trust shall indemnify and exonerate,  save and hold harmless the
Transfer  Agent from and  against  any and all claims  (whether  with or without basis in fact or law), demands,  expenses (including reasonable attorneys' fees)
and  liabilities  of any and every nature that the Transfer Agent may sustain or incur or that may be asserted against the Transfer Agent by any person by reason of or as a result  of any  action  taken  or  omitted  to be taken by any  prior transfer  agent of the Trust or as a result of any action taken or omitted to be taken by the  Transfer  Agent in good  faith and  without  gross  negligence  or willful  misfeasance or in reliance  upon: (i) any provision of this  Agreement;
(ii)  the  Prospectus;   (iii)  any  instruction  or  order  including,  without
limitation,  any  computer  tape  or  electronic  data  transmission  reasonably believed  by  the  Transfer  Agent  to  have  been  received  from  an  Approved
Institution; (iv) any instrument, order or Share certificate reasonably believed by it to be genuine  and to be signed,  countersigned  or  executed  by any duly authorized Officer of the Trust; (v) any Certificate or other instructions of an
Officer;  (vi) any opinion of legal counsel for the Trust or the Transfer Agent;
or (vii)  any  request  by any  entity to carry  out any  transaction  in Shares received by the  Transfer  Agent  through any of the  various  programs  offered through the NSCC (including,  but not limited to, Networking and FundServ).  The
Trust shall  indemnify and exonerate,  save and hold the Transfer Agent harmless from and against any and all claims  (whether  with or without  basis in fact or law), demands,  expenses (including  reasonable attorneys' fees) and liabilities of any and every nature  which the  Transfer  Agent may sustain or incur or that may be asserted  against the  Transfer  Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer  Agent in good faith in  connection  with its  appointment  or in reliance  upon any law,  act, regulation  or any  interpretation  of the same even  though  such  law,  act or regulation may thereafter have been altered, changed, amended or repealed.

     (b) The  Transfer  Agent  shall not settle any  claim,  demand,  expense or liability to which it may seek indemnity pursuant to paragraph 6(a) above (each, an  "Indemnifiable  Claim") without the express written consent of an Officer of the Trust. The Transfer Agent shall notify the Trust within fifteen (15) days of receipt of notification of an Indemnifiable Claim,  provided that the failure by the Transfer  Agent to furnish such  notification  shall not impair its right to seek  indemnification  from the  Trust  unless  the  Trust is  unable  to defend adequately  the  Indemnifiable  Claim as a result of such  failure,  and further provided  that,  if as a result of the Transfer  Agent's  failure to provide the
Trust with timely notice of the institution of litigation, a judgment by default is entered,  but, prior to seeking  indemnification from the Trust, the Transfer
Agent,  at its own cost and expense,  shall open such judgment.  The Trust shall have the right to defend any  Indemnifiable  Claim at its own expense,  provided that such  defense  shall be  conducted  by  counsel  selected  by the Trust and reasonably acceptable to the Transfer Agent. The Transfer Agent may join in such defense at its own expense,  but to the extent that it shall so desire the Trust shall direct such defense.  The Trust shall not settle any  Indemnifiable  Claim without the express  written consent of the Transfer Agent if the Transfer Agent determines  that such  settlement  would have an adverse  effect on the Transfer
Agent  beyond  the scope of this  Agreement.  In such  event,  the Trust and the
Transfer Agent shall each be responsible for their own defense at their own cost and  expense,  and  such  claim  shall  not be  deemed  an  Indemnifiable  Claim hereunder.  If the Trust shall fail or refuse to defend an Indemnifiable  Claim, the  Transfer  Agent may  provide its own defense at the cost and expense of the
Fund.  Anything in this  Agreement  to the contrary  notwithstanding,  the Trust shall not indemnify the Transfer Agent against any liability or expense  arising out of the Transfer Agent's willful misfeasance,  bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     The Transfer  Agent shall  indemnify  and hold the Trust  harmless from and against any and all losses,  damages,  costs,  charges,  counsel fees, payments, expenses and liability  arising out of or  attributable to any action or failure or omission to act by the  Transfer  Agent as a result of the  Transfer  Agent's failure to comply with the Agreement,  lack of good faith,  gross  negligence or willful misfeasance.

     7. The Transfer  Agent shall not be liable to the Trust with respect to any redemption  draft on which the  signature  of the drawer is forged and which the
Fund's  Custodian has advised the Transfer  Agent to honor the  redemption  (but nothing  herein is meant to impose any duties  upon the Fund's  Custodian);  nor shall the  Transfer  Agent be liable for any material  alteration  or absence or forgery of any  endorsement,  it being understood that the Transfer Agent's sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer's signature against signatures on file.

     8. There shall be excluded from the  consideration  of whether the Transfer
Agent has breached this  Agreement in any way, any period of time, and only such period of time during  which the  Transfer  Agent's  performance  is  materially
affected,   by  reason  of  circumstances  beyond  its  control   (collectively,
"Causes"),  including,  without limitation,  mechanical  breakdowns of equipment
(including any alternative power supply and operating systems  software),  flood or catastrophe, acts of God, failures of transportation,  communication or power supply, strikes, lockouts, work stoppages or other similar circumstances.

     9. At any time, the Transfer Agent may apply to an Officer of the Trust for written  instructions  with respect to any matter arising in connection with the
Transfer Agent's duties and obligations  under this Agreement,  and the Transfer
Agent shall not be liable for any action  taken or permitted by it in good faith in accordance with such written  instructions.  Such application by the Transfer
Agent for  written  instructions  from an  Officer of the Trust may set forth in writing any action  proposed to be taken or omitted by the  Transfer  Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken.  The Transfer  Agent shall not be liable for any action taken or omitted in  accordance  with a proposal  included in any such application on or after the date specified therein unless,  prior to taking
or  omitting  any  such  action,   the  Transfer  Agent  has  received   written
instructions in response to such  application  specifying the action to be taken or omitted.  The Transfer Agent may consult  counsel of the Fund, or upon notice to the Fund,  its own  counsel,  at the  expense of the Trust and shall be fully protected  with  respect  to  anything  done or  omitted  by it in good faith in accordance  with the  advice  or  opinion  of  counsel  to the  Trust or its own counsel.

     10.  The  Transfer  Agent  may issue  new  Share  certificates  in place of certificates  represented to have been lost,  stolen or destroyed upon receiving written  instructions from the shareholder  accompanied by proof of an indemnity or surety bond issued by a  recognized  insurance  institution  specified by the
Trust or the Transfer Agent. If the Transfer Agent receives written notification from the  shareholder  or broker  dealer that the  certificate  issued was never received,  and such  notification is made within thirty (30) days of the date of issuance,  the Transfer Agent may reissue the  certificate  without  requiring a surety  bond.  The  Transfer  Agent  may  also  reissue  certificates  that  are represented  as lost,  stolen  or  destroyed  without  requiring  a surety  bond
provided  that  the   notification   is  in  writing  and   accompanied   by  an
indemnification signed on behalf of a member firm of the New York Stock Exchange
and  signed  by  an  officer  of  said  firm  with  the  signature   guaranteed.
Notwithstanding  the  foregoing,  the Transfer  Agent will reissue a certificate upon written authorization from an Officer of the Trust.

     11.  In  case  of  any  requests  or  demands  for  the  inspection  of the shareholder  records of the Fund, the Transfer Agent will endeavor to notify the
Trust promptly and to secure instructions from an Officer as to such inspection.
The Transfer  Agent  reserves  the right,  however,  to exhibit the  shareholder records to any person  whenever  it receives  an opinion  from its counsel  that there is a reasonable likelihood that the Transfer Agent will be held liable for the  failure to  exhibit  the  shareholder  records  to such  person;  provided, however,  that in connection  with any such  disclosure the Transfer Agent shall promptly notify the Trust that such disclosure has been made or is to be made.

     12. At the  request of an Officer of the  Trust,  the  Transfer  Agent will address  and mail such  appropriate  notices  to  shareholders  as the Trust may direct.

     13. Notwithstanding any of the foregoing provisions of this Agreement,  the
Transfer  Agent shall be under no duty or obligation to inquire into,  and shall not be liable for:

          (a) The legality of the issue or sale of any Shares,  the  sufficiency of the amount to be received  therefor,  or the  authority  of the Approved
     Institution  or of the Trust,  as the case may be, to request  such sale or issuance;

          (b) The legality of a transfer of Shares,  or of a  redemption  of any
     Shares,  the propriety of the amount to be paid therefor,  or the authority of the Approved Institution or of the Trust, as the case may be, to request such transfer or redemption;

          (c) The legality of the  declaration of any dividend by the Trust,  or the legality of the issue of any Shares in payment of any dividend; or

          (d) The legality of any recapitalization or readjustment of Shares.

     14. The Transfer Agent shall have no duties or responsibilities  whatsoever except such duties and  responsibilities  as are  specifically set forth in this
Agreement,  and no covenant  or  obligation  shall be implied in this  Agreement against the Transfer Agent.

     15. Purchase and Payment of Services:

     (a) The Trust has entered into one or more Management  Agreements with Gold
Capital  Management,   Inc.  (the  "Management  Agreement").   Pursuant  to  the
Management Agreement,  Gold Capital Management,  Inc. is obligated to provide or to acquire the  services  contemplated  by this  Agreement  for each Fund.  Gold
Capital Management,  Inc. has entered into an Administrative  Services Agreement with the  Transfer  Agent  pursuant  to which the  Transfer  Agent will  receive compensation for the services it provides pursuant to this Agreement.

                                   ARTICLE IX
                        TERM AND TERMINATION OF AGREEMENT

     This  Agreement  shall become  effective as of the date first written above and will continue in effect for a period of one (1) year.  Either of the parties hereto may  terminate  this  Agreement  by giving to the other party a notice in writing  specifying the date of such  termination,  which shall be not less than sixty  (60) days after the date of  receipt  of such  notice.  In the event such notice is given by the Trust,  it shall be accompanied by a copy of a resolution of the  Board of  Trustees  of the  Trust,  certified  by the  Secretary  or any
Assistant  Secretary,  electing to terminate this Agreement and  designating the successor  transfer agent or transfer agents.  In the event such notice is given by the Transfer  Agent,  the Trust  shall,  on or before the  termination  date, deliver to the Transfer  Agent a copy of a resolution  of its Board of Trustees, certified by the Secretary or any Assistant  Secretary,  designating a successor transfer  agent or transfer  agents.  In the absence of such  designation by the
Trust,  the Trust shall upon the date  specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer  agent and the Transfer  Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

     In the event this Agreement is terminated as provided herein,  the Transfer
Agent,  upon the written request of the Fund, shall promptly deliver the records of the Trust on  electromagnetic  media to the Trust or its  successor  transfer agent.  The Trust shall be  responsible to the Transfer Agent for the reasonable costs and expenses associated with the preparation and delivery of such media.

                                    ARTICLE X
                                  MISCELLANEOUS

     1. The Trust  agrees that prior to effecting  any change in the  Prospectus that would  increase or alter the duties and  obligations  of the Transfer Agent hereunder,  it shall advise the Transfer Agent of such proposed  change at least thirty (30) days prior to the intended date of the same,  and shall proceed with such change only if it shall have  received the written  consent of the Transfer
Agent thereto, which consent shall not be unreasonably withheld.

     2. Any notice or other  instrument  in writing,  authorized  or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at:

                        Gold Bank Funds
                        10975 El Monte
                        Suite 225
                        Overland Park, KS 66211

or at such other place as the Trust may from time to time designate in writing.

     3. Any notice or other  instrument  in writing,  authorized  or required by this Agreement to be given to the Transfer Agent shall be sufficiently  given if addressed to the Transfer Agent and mailed or delivered to:

                        Jones & Babson, Inc.
                        700 Karnes Boulevard
                        Kansas City, MO 64108

or at such other place as the Transfer  Agent may from time to time designate in writing.

     4. This  Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

     5. This  Agreement  shall  extend to and shall be binding  upon the parties hereto, and their respective successors and assigns.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     7. This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original,  but such counterparts shall, together, constitute only one instrument.

     8. The  provisions  of this  Agreement  are  intended  to benefit  only the
Transfer Agent and the Trust, and no rights shall be granted to any other person by virtue of this Agreement.

     9. (a) The Transfer Agent shall endeavor to assist in resolving shareholder inquiries and errors  relating to the period during which prior transfer  agents acted as such for the  Funds.  Any such  inquiries  or  errors  that  cannot  be expediently resolved by the Transfer Agent will be referred to the Fund.

     (b) The Transfer Agent shall only be responsible  for the  safekeeping  and maintenance  of  transfer  agency  records,  cancelled  Share  certificates  and correspondence  of the Trust created or produced prior to the time of conversion that are under its control and  acknowledged  in a writing to the Trust to be in its possession.  Any expenses or liabilities incurred by the Transfer Agent as a result of shareholder inquiries, regulatory compliance or audits related to such records  and not  caused as a result of  Transfer  Agent's  bad  faith,  willful misfeasance  or gross  negligence  shall be the  responsibility  of the Trust as provided in Article VIII herein.

             [The remainder of this page intentionally left blank.]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective  corporate  officer,  thereunto duly authorized and their respective  corporate seals to be hereunto affixed, as of the day and year first above written J&B Funds.

By:  _______________________________         By:  ____________________________

Title:______________________________         Title:___________________________

Attest:_____________________________         Attest:__________________________

Acknowledged  and  Accepted  solely  for  the
purpose  of  confirming  that  fees for these
services   will  be  paid   pursuant  to  the
Administrative Services Agreement between the
Transfer  Agent and Gold Capital  Management,
Inc.
GOLD  CAPITAL MANAGEMENT, INC.

By:  _______________________________         By:  ____________________________

Title:______________________________         Title:___________________________

                                    APPENDIX

                              Gold Bank Equity Fund
                           Gold Bank Money Market Fund